Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Edelita Tichepco	Media Contact:	Amber Rensen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-1953		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. ANNOUNCES FIRST-QUARTER 2017 FINANCIAL RESULTS
Reported Revenue Up 4 percent on Growth Across all Regions
Direct-to-Consumer Revenues up 10 percent and Wholesale up 2 percent
SAN FRANCISCO (April 11, 2017) – Levi Strauss & Co. (LS&Co.) announced financial results today for the first quarter ended February 26, 2017.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	February 26, 2017	February 28, 2016	As Reported
Net revenues	$1,102	$1,057	4%
Net income attributable to LS&Co.	$60	$66	(9)%
Adjusted EBIT	$110	$124	(11)%

Net revenues grew four percent on a reported basis and grew five percent excluding $10 million in unfavorable currency translation effects. On a reported basis, direct-to-consumer revenues grew ten percent on performance and expansion of the retail network, as well as ecommerce growth. Wholesale revenues grew two percent primarily reflecting growth in Europe.

Net income and Adjusted EBIT declined nine and eleven percent, respectively, in the first quarter, primarily reflecting lower gross margins. A reconciliation of Adjusted EBIT, a non-GAAP financial measure, is provided at the end of this press release.

"Despite the on-going challenges in the industry, I am pleased that we delivered 5 percent currency-neutral growth over a strong Q1 last year," said Chip Bergh, president and CEO. "We were able to deliver these solid results despite a declining U.S. wholesale business, because of the breadth of our portfolio. Specifically, we grew in all three regions, with particularly outstanding results in Europe; double digit growth in our direct-to-consumer business; and double digit growth on women’s and tops."

LS&Co. Q1 2017 Results/Add One
April 11, 2017

First-Quarter 2017 Highlights

▪
On a reported basis, gross margin for the first quarter was 51.2 percent of revenues compared with 53.0 percent in the same quarter of fiscal 2016, reflecting an increase in sales allowances, unfavorable transactional impact of currency and slightly higher product costs. These factors were partially offset by the margin benefit from growth in company-operated retail in Europe and Americas.

▪
Selling, general and administrative expenses for the first quarter were $456 million compared with $441 million in the same quarter of fiscal 2016 and approximately flat as a percentage of revenue. Higher costs were associated with the expansion of the company's direct-to-consumer business. The company had 51 more company-operated stores at the end of the first quarter of 2017 than it did at the end of the first quarter of 2016.

▪	Operating income margin for the first quarter was ten percent compared with eleven percent in the same quarter of fiscal 2016, primarily reflecting lower gross margins.

Regional Overview

Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	February 26, 2017	February 28, 2016		February 26, 2017	February 28, 2016
Americas	$578	$571	1%	$90	$88	3%
Europe	$310	$276	12%	$65	$51	27%
Asia	$214	$209	2%	$36	$41	(12)%

* Note: Regional operating income is equal to regional adjusted EBIT. Business segment information for the prior-year period has been revised to reflect a change in presentation. Effective first quarter 2017, central costs previously recorded in Americas region and corporate expenses have been allocated to the regional business segments.

•
In the Americas, excluding unfavorable currency effects of $5 million, net revenues increased two percent, reflecting higher revenues in both Mexico and our direct-to-consumer business, partially offset by lower U.S. wholesale revenues. Net revenues in the United States declined slightly, as direct-to-consumer growth was offset by declines at wholesale.

•
In Europe, excluding unfavorable currency effects of $6 million, net revenues grew fifteen percent reflecting strong and broad based growth across all countries and in both direct-to-consumer and wholesale revenues. Operating income increased primarily due to the region's higher net revenues and gross margins, partially offset by higher selling expenses.

•
In Asia, on a reported and constant currency basis, net revenues grew two percent reflecting direct-to-consumer expansion and performance, partially offset by lower franchise and wholesale revenues. Operating income decreased due to lower gross margins and higher investment in retail expansion.

LS&Co. Q1 2017 Results/Add Two
April 11, 2017

Cash Flow and Balance Sheet

At February 26, 2017, cash and cash equivalents of $369 million were complemented by $746 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.1 billion. Net debt at the end of the first quarter was $672 million. Subsequent to quarter end, on February 28, 2017, the company issued €475 million in aggregate principal amount of 3.375% senior notes due 2027, to retire our 6.875% senior notes due 2022, which will result in a substantial reduction in the average cost of debt and interest expenses.

On February 1, 2017, our Board of Directors declared a cash dividend of $70 million, payable in $35 million installments in the first and fourth quarters of 2017. Free cash flow through the first three months of 2017 was negative $2 million, a decline of $30 million compared to the first quarter of 2016, reflecting the change in timing of dividend payments. A reconciliation of net debt and free cash flow, non-GAAP financial measures, is provided at the end of this press release.

Investor Conference Call

The company’s first-quarter 2017 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~89279970 on April 11, 2017, at 1 p.m. Pacific / 4 p.m. Eastern or via the following phone numbers: 800-891-4735 in the United States and Canada, or +1-973-200-3066 internationally; I.D. No. 89279970. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one month. A telephone replay is also available through April 17, 2017, at 800-585-8367 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 89279970. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,900 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2016 net revenues were $4.6 billion. For more information, go to http://levistrauss.com.

LS&Co. Q1 2017 Results/Add Three
April 11, 2017

Forward Looking Statement

This news release and related conference call contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to: inventory levels, including year-end levels; full year gross margin; SG&A and advertising costs; capital expenditures; debt cost reduction; profitable revenue and gross margin growth; growing the U.S. business; and new store openings. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2016 and our Quarterly Report on Form 10-Q for the quarter ended February 26, 2017, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release and related conference call. We are not under any obligation and do not intend to update or revise any of the forward-looking statements contained in this news release and related conference call to reflect circumstances existing after the date of this news release and related conference call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

LS&Co. Q1 2017 Results/Add Four
April 11, 2017

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE FIRST QUARTER OF 2017” below for reconciliation to the most comparable GAAP financial measures.

Constant currency

Constant-currency comparisons are based on translating local currency amounts in the prior-year period at actual foreign exchange rates for the current year. The company routinely evaluates its financial performance on a constant-currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	February 26, 2017	November 27, 2016
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$368,623	$375,563
Trade receivables, net of allowance for doubtful accounts of $12,402 and $11,974	406,689	479,018
Inventories:
Raw materials	3,157	2,454
Work-in-process	2,309	3,074
Finished goods	761,761	710,653
Total inventories	767,227	716,181
Other current assets	116,642	115,385
Total current assets	1,659,181	1,686,147
Property, plant and equipment, net of accumulated depreciation of $883,472 and $856,588	380,389	393,605
Goodwill	234,518	234,280
Other intangible assets, net	42,929	42,946
Deferred tax assets, net	504,700	523,101
Other non-current assets	108,598	107,017
Total assets	$2,930,315	$2,987,096

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$34,150	$38,922
Accounts payable	256,738	270,293
Accrued salaries, wages and employee benefits	141,992	180,740
Restructuring liabilities	2,243	4,878
Accrued interest payable	20,397	5,098
Accrued income taxes	13,260	9,652
Other accrued liabilities	263,003	252,160
Total current liabilities	731,783	761,743
Long-term debt	1,006,625	1,006,256
Long-term capital leases	15,428	15,360
Postretirement medical benefits	98,302	100,966
Pension liability	337,487	354,461
Long-term employee related benefits	67,924	73,243
Long-term income tax liabilities	20,876	20,150
Other long-term liabilities	58,724	63,796
Total liabilities	2,337,149	2,395,975
Commitments and contingencies
Temporary equity	86,197	79,346

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,467,356 shares and 37,470,158 shares issued and outstanding	375	375
Additional paid-in capital	—	1,445
Retained earnings	921,943	935,049
Accumulated other comprehensive loss	(417,558)	(427,314)
Total Levi Strauss & Co. stockholders’ equity	504,760	509,555
Noncontrolling interest	2,209	2,220
Total stockholders’ equity	506,969	511,775
Total liabilities, temporary equity and stockholders’ equity	$2,930,315	$2,987,096
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	February 26, 2017	February 28, 2016
	(Dollars in thousands) (Unaudited)
Net revenues	$1,101,991	$1,056,500
Cost of goods sold	537,438	496,902
Gross profit	564,553	559,598
Selling, general and administrative expenses	456,213	441,163
Restructuring, net	—	1,848
Operating income	108,340	116,587
Interest expense	(19,934)	(14,902)
Other income (expense), net	408	(2,219)
Income before income taxes	88,814	99,466
Income tax expense	28,693	33,175
Net income	60,121	66,291
Net loss (income) attributable to noncontrolling interest	22	(455)
Net income attributable to Levi Strauss & Co.	$60,143	$65,836
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	February 26, 2017	February 28, 2016
	(Dollars in thousands) (Unaudited)
Net income	$60,121	$66,291
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,691	3,582
Net investment hedge losses	—	(664)
Foreign currency translation gains (losses)	7,684	(7,575)
Unrealized gains (losses) on marketable securities	1,000	(1,829)
Total other comprehensive income (loss), before related income taxes	12,375	(6,486)
Income taxes related to items of other comprehensive income	(2,811)	(1,224)
Comprehensive income, net of income taxes	69,685	58,581
Comprehensive loss (income) attributable to noncontrolling interest	214	(674)
Comprehensive income attributable to Levi Strauss & Co.	$69,899	$57,907

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	February 26, 2017	February 28, 2016
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$60,121	$66,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,386	25,111
Unrealized foreign exchange losses	5,373	8,348
Realized gain on settlement of forward foreign exchange contracts not designated for hedge accounting	(9,076)	(12,967)
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	3,682	3,734
Stock-based compensation	2,350	(1,053)
Other, net	1,554	1,565
Change in operating assets and liabilities:
Trade receivables	69,935	104,777
Inventories	(53,432)	(134,923)
Other current assets	(1,961)	(2,758)
Other non-current assets	(2,928)	(1,425)
Accounts payable and other accrued liabilities	4,611	49,462
Restructuring liabilities	(2,652)	(5,614)
Income tax liabilities	17,732	23,654
Accrued salaries, wages and employee benefits and long-term employee related benefits	(72,555)	(78,302)
Other long-term liabilities	(1,091)	178
Net cash provided by operating activities	49,049	46,078
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(25,073)	(30,725)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	9,076	12,967
Net cash used for investing activities	(15,997)	(17,758)
Cash Flows from Financing Activities:
Proceeds from senior revolving credit facility	—	75,000
Repayments of senior revolving credit facility	—	(154,000)
Proceeds from short-term credit facilities	9,911	9,208
Repayments of short-term credit facilities	(7,774)	(6,763)
Other short-term borrowings, net	(8,288)	3,102
Repurchase of common stock	(193)	—
Dividend to stockholders	(35,000)	—
Other financing, net	(1,158)	(118)
Net cash used for financing activities	(42,502)	(73,571)
Effect of exchange rate changes on cash and cash equivalents	2,510	(2,219)
Net decrease in cash and cash equivalents	(6,940)	(47,470)
Beginning cash and cash equivalents	375,563	318,571
Ending cash and cash equivalents	$368,623	$271,101

Noncash Investing Activity:
Purchases of property, plant and equipment not yet paid at end of period	$7,103	$14,244

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$1,456	$1,176
Cash paid for income taxes during the period, net of refunds	11,677	11,164
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FIRST QUARTER OF 2017

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on April 11, 2017, discussing the company’s financial condition and results of operations as of and for the quarter ended February 26, 2017. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, loss on early extinguishment of debt, other (income) expense, net, and restructuring and related charges, severance and other, net.

Free cash flow:

	Three Months Ended
	February 26, 2017	February 28, 2016
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$49.0	$46.1

Non-GAAP measure:
Net cash provided by operating activities	$49.0	$46.1
Purchases of property, plant and equipment	$(25.1)	(30.7)
Proceeds on settlement of forward foreign exchange contracts not designated for hedge accounting	$9.1	13.0
Dividend to stockholders	$(35.0)	—
Free cash flow	$(2.0)	$28.4

Net debt:

	(Unaudited)
	February 26, 2017	November 27, 2016
	(Dollars in millions)
Most comparable GAAP measure:
Total debt	$1,040.8	$1,045.2

Non-GAAP measure:
Total debt	$1,040.8	$1,045.2
Cash and cash equivalents	(368.6)	(375.6)
Net debt	$672.2	$669.6

Adjusted EBIT:

	Three Months Ended
	February 26, 2017	February 28, 2016
	(Dollars in millions)
	(unaudited)
Most comparable GAAP measure:
Net income	$60.1	$66.3

Non-GAAP measure:
Net income	60.1	66.3
Income tax expense	28.7	33.2
Interest expense	19.9	14.9
Other (income) expense, net	(0.4)	2.2
Restructuring and related charges, severance and other, net	1.3	7.7
Adjusted EBIT	$109.6	$124.3